EXHIBIT 32.1

LITTELFUSE, INC.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of title 18, United States Code), each of the undersigned officers of Littelfuse, Inc. (“the Company”) does hereby certify that to his knowledge:

The Annual Report of the Company on Form 10-K for the fiscal year ended December 26, 2020 (“the Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID W. HEINZMANN	/s/ MEENAL A. SETHNA
David W. Heinzmann	Meenal A Sethna
President and Chief Executive	Executive Vice President and
Officer	Chief Financial Officer

Dated: February 18, 2021	Dated: February 18, 2021